Index of Financial Statements and Exhibits to be Filed in EDGAR
       ---------------------------------------------------------------


      Exhibit
      -------
      1-1 Consolidated Balance Sheet and Income Statement of FirstEnergy Ventures Corp.

      1-2 Consolidated Balance Sheet and Income Statement of FirstEnergy Facilities Services Group, LLC.

      A     Certificate of FirstEnergy Corp.